CERTIFICATE OF INCORPORATION

                                       OF

                           LEISURECRAFT PRODUCTS, LTD.

               The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

               FIRST:    The name of the corporation (hereinafter called the
"corporation") is

                           LEISURECRAFT PRODUCTS, LTD.

               SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

               THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

               To design, devise,  manufacture,  fabricate,  prepare for market, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, receive, grant, and assign licensing arrangements, options, franchises and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal and as sales, business, special or general agent, representative, broker, factor, merchant, distributor, advisor, or in any other lawful capacity, leisure products, toys, playthings, entertainment and diversionary devices, games, novelties and related and unrelated articles, and goods, wares, merchandise, commodities and unimproved, improved, finished, processed and other real, personal and mixed property of any and all kinds, whether fabricated in whole or in part from metals, plastics, wood, glass, chemicals, minerals, biologicals and natural, vegetable, animal, synthetic or artificial elements and matters, and the components, resultants and by-products thereof, and machines, devices, supplies and equipment for fabricating the same; to acquire by purchase or otherwise own, hold, lease, mortgage, sell or otherwise dispose of, erect, construct, make, alter, enlarge, improve and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

               To design, buy, sell, import, export, manufacture, license the use of as licensor and licensee, lease or lessor and lessee, acquire, receive, grant, and assign options, franchises, and rights in respect of, and generally deal in and with, at wholesale and retail, and as principal, agent, broker, commission merchant, distributor, factor, sales and special representative, or in any other lawful capacity, goods, wares, and merchandise of all kinds, and, without limiting the generality thereof, hunting, fishing, yachting, boating, auto racing, sporting, athletic, recreation, diversionary, hobby and other equipment, supplies and wearing apparel, and accessories of all kinds, and, in connection therewith and independent thereof, to acquire, own, manage, maintain, and operate manufacturing establishments and facilities and wholesale and retail establishments, stores, leased departments, and mail-order facilities.

               To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

               To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

               To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

               To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                      (a) inventions,   devices,  formulae,  processes  and  any
               improvements and modifications thereof;

                      (b) letters  patent,  patent rights,  patented  processes, copyrights, designs, and similar rights, trademarks, tradenames, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

                      (c) franchises, licenses, grants and concessions.

               To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

               To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

               To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

               To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

               To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of a sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

               To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of all or any of its property, franchises and income.

               To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

               To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

               To purchase, receive, take, reacquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

               To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

               To conduct its business, promote its purposes, and carry on its operations in any and all of its branches in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

               To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

               The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

               FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Million (1,000,000). The par value of each of such shares is One Cent ($.01). All such shares are of one class and are shares of Common Stock.

               No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of any other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

               FIFTH:   The name and the mailing address of the incorporator are
as follows:


                   NAME                           MAILING ADDRESS
                   ---                            ---------------

               R.G. Dickerson                     229 South State Street
                                                  Dover, Delaware

               SIXTH:   The corporation is to have perpetual existence.

               SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary may of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provision of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

               EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

               1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

               2. The original By-Laws of the corporation shall be adopted by the incorporator unless the certificate of incorporation shall name the initial Board of Directors therein. Thereafter, the power to make, alter, or repeal the ByLaws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

               3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote, at any meeting of stockholders except as the provisions of paragraph (c)(2) of section 242 of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

               NINTH: The corporation  shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any

By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on December 3, 1971.


                                                    /s/
                                                   ----------------------------
                                                   N.G. Dickerson
                                                   Incorporator

                            Certificate of Amendment
                                       of
                          Certificate of Incorporation

                                       of

                           LEISURECRAFT PRODUCTS, LTD.


               It is hereby certified that:

               1.  The  name  of  the   corporation   (hereinafter   called  the
"Corporation") is LEISURECRAFT PRODUCTS, LTD.

               2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

               "FIRST:       The name of the corporation (hereinafter called the
"corporation") is WEBCOR ELECTRONICS, INC."

               3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested on:
May 26, 1981

                                                   /s/
                                                 ------------------------------
                                                 Victor Reichenstein, President


Attest:


 /s/
-----------------------------
Monroe A. Schulder, Secretary

STATE OF NEW YORK            )
                             :  ss.:
COUNTY OF NASSAU             )


               BE IT REMEMBERED that, on May 26, 1981, before me, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came Victor Reichenstein, President of Leisurecraft Products, Ltd. who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

               GIVEN under my hand on May 26, 1981



                                              /s/
                                             ----------------------------------
                                             Notary Public
                                             Carl J. Morelli

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            WEBCOR ELECTRONICS, INC.


               The undersigned, the President and the Secretary of WEBCOR ELECTRONICS, INC., a Delaware corporation (the "Corporation"), hereby certify as follows:

               1.     The name of the Corporation is WEBCOR ELECTRONICS, INC.

               2. The Certificate of Incorporation of the Corporation is amended to increase the number of shares which the Corporation shall have authority to issue to Five Million (5,000,000), by striking out the first sentence of Article FOURTH thereof and by substituting in place of such sentence the following new sentence:

               "The total number of shares of stock which the corporation shall have authority to issue is Five Million (5,000,000)."

               3. (a) This amendment of the Certificate of Incorporation was duly adopted by the written consent of holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted, as provided in SectionS 228 & 242 of the General Corporation Law of the State of Delaware.

               (b) Written notice of the approval of this amendment has been given to those stockholders who have not consented in writing to this amendment.

               IN WITNESS WHEREOF, we have hereunto set our hands this 26th day of January, 1982.


                                                /s/
                                                -------------------------------
                                                VICTOR REICHENSTEIN,
                                                President


ATTEST:                                         /s/
                                                -------------------------------
                                                MONROE A. SCHULDER,
                                                Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            WEBCOR ELECTRONICS, INC.


               The   undersigned,   the   President   and  Secretary  of  WEBCOR
ELECTRONICS, INC., a Delaware corporation (the "Corporation"), hereby certify as follows:

               1.     The name of the Corporation is WEBCOR ELECTRONICS, INC.

               2. The Certificate of Incorporation of the Corporation is amended to increase the number of shares which the Corporation shall have the authority to issue by striking out the first sentence of Article FOURTH thereof and by substituting in place of such sentence the following new sentence:

               "The total number of shares of stock which the corporation shall have authority to issue is Twenty Million (20,000,000)."

               3. This amendment of the Certificate of Incorporation was duly adopted by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon at the 1983 Annual Meeting of Stockholders of the Corporation, called and held upon notice on August 1, 1983, in accordance with sections 228 & 242 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, we have hereunto set our hands this first day of August, 1983.


                                            /s/
                                            ---------------------------
                                            Victor Reichenstein,
                                            President


ATTEST:                                     /s/
                                            ---------------------------
                                            Lawrence Reichenstein,
                                            Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            WEBCOR ELECTRONICS, INC.


               The undersigned, the Chairman of the Board and Secretary of WEBCOR ELECTRONICS, INC., a Delaware corporation (the "Corporation"), hereby certify as follows:

               1.     The name of the Corporation is WEBCOR ELECTRONICS, INC.

               2. The Certificate of Incorporation of the Corporation is amended to create a new class of preferred stock and to authorize the Corporation's Board of Directors to determine the voting powers, designations, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of each such series, by amending Article FOURTH of the Certificate of Incorporation so that such Article shall read in its entirety as follows:

               "FOURTH. The aggregate number of shares which the Corporation shall have authority to issue is 21,000,000 of which 20,000,000 shares of the par value of $.01 per share shall be designated Common Stock and 1,000,000 shares of the par value of $.01 per share shall be designated Preferred Stock. Preferred Stock may be issued in one or more series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuance of the Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations, or restrictions, thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware. The number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased by the Affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote."

               3. This Amendment of the Certificate of Incorporation was duly adopted by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon at the 1985 Annual Meeting of the Stockholders, in accordance with Section 242 of the General Corporation Law of the State of Delaware.


               IN WITNESS WHEREOF, we have hereunto set our hands this 29th day of January, 1986.


                                            /s/
                                            ---------------------------
                                            Victor Reichenstein
                                            Chairman of the Board


ATTEST:                                     /s/
                                            ---------------------------
                                            Kenneth Reichenstein
                                            Secretary

                                   CERTIFICATE
                                       FOR
                         RENEWAL AND REVIVAL OF CHARTER
                                       OF
                            WEBCOR ELECTRONICS, INC.

        Webcor Electronics, Inc., a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on December 3, 1971, the charter of which was voided for failure to pay taxes and penalty, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

               FIRST:    The name of this corporation is:

               Webcor Electronics, Inc.

               SECOND:   Its  registered  office  in the  State of  Delaware  is
located at 25 Greystone Manor, Lewes, DE 19958, County of Sussex. The name of its registered agent is Harvard Business Services, Inc.

               THIRD: The date when the restoration, renewal, and revival of the charter of this company is to commence is the Twenty-eighth day of February, 1991 same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

               FOURTH: This corporation was duly organized and carried on the business authorized by its charter until the First day of March A.D. 1991, at which time its charter became inoperative and void for failure to pay taxes and penalty, and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

               IN TESTIMONY  WHEREOF,  and in compliance  with the provisions of
Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charter of Webcor Electronics, Inc., have hereunto signed by the last and acting President, to this certificate this 24th day of December 1996.

                                            By:/s/ Sally Fonner
                                            ---------------------------
                                            Name:  Sally Fonner
                                            Title: Acting President

                                AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            WEBCOR ELECTRONICS, INC.

Webcor Electronics, Inc. (the "Corporation"), pursuant to the requirements of the General Corporation Law of the State of Delaware, as amended ("GCLD"), hereby certifies:

1. The Amendment to the Certificate of Incorporation set forth herein was duly adopted in a resolution of the Corporation's Board of Directors, submitted to the Corporation's stockholders for their approval, and approved by a majority vote of the Corporation's stockholders at a meeting called, noticed and held on the 19th day of June, 1998 and finalized on March 23, 1999 after several adjournments of less than 30 days each.

2. The number of shares of the Corporation outstanding at the time of such adoption and the number of shares entitled to vote thereon was THREE MILLION, FOUR HUNDRED SEVENTY-SIX THOUSAND THREE HUNDRED SEVENTY (3,476,370) shares of common stock (the "Common Stock"). The holders of ONE MILLION, SEVEN HUNDRED EIGHTY-FIVE THOUSAND, SIX HUNDRED THIRTY-ONE (1,785,631 shares) of Common Stock were present at the meeting in person or by proxy and each of the amendments set forth herein was approved by the holders of a majority of the Corporations' issued and outstanding shares of Common Stock.

3. The effective date and time of the Certificate of Amendment shall be 5 p.m. EST on April 2, 1999.

4. The provisions of the original Certificate of Incorporation and all subsequent amendments thereto are hereby superseded by the following amendments:

                                    ARTICLE I
                                      NAME

        The name of the Corporation shall be eNOTE.COM Inc.

                                   ARTICLE IV
                               AUTHORIZED CAPITAL

        The Corporation shall be authorized to issue a total of Thirty Million (30,000,000) shares of capital stock which shall be subdivided into classes as follows:

(a) Twenty-five Million (25,000,000) shares of the Corporation's capital stock shall be denominated as Common Stock, have a par value of $.01 per share, and have the rights, powers and preferences set forth in this paragraph. The Holders of Common Stock shall share ratably, with all other classes of common equity, in any dividends that may, from time to time, be declared by the Board of Directors. No dividends may be paid with respect to Corporation's Common Stock, however, until dividend distributions to the holders of Preferred Stock, if any, have been paid in accordance with
        the  certificate  or  certificates  of  designation   relating  to  such
        Preferred Stock. The holders of Common Stock shall share ratably, with all other classes of common equity, in any assets of the Corporation that are available for distribution to the holders of common equity securities of the Corporation upon the dissolution or liquidation of the Corporation. The holders of Common Stock shall be entitled to cast one vote per share on all matters that are submitted for a vote of the stockholders. Effective at 5:00 p.m. EST on April 2, 1999, and without any further action by the holders of the Common Stock of the Corporation, the THREE MILLION, FOUR HUNDRED SEVENTY-SIX THOUSAND THREE HUNDRED SEVENTY (3,476,370) issued and outstanding shares of the Corporation's Common Stock shall be consolidated or "reverse split" in the ratio of one (1) new share for every six and three-quarters (6 3/4) shares currently held by a stockholder so that the total issued and outstanding capital stock of the Corporation shall consist of FIVE HUNDRED FORTY THOUSAND (540,000) shares, more or less. No fractional shares shall be issued in connection with the reverse split and all calculations that would result in the issuance of a fractional share shall be rounded up to the nearest whole number. In addition, no stockholder who was the beneficial owner of at least 100 shares on the effective date of this Amendment shall receive fewer than 100 shares of $.01 par value Common Stock of the Corporation in connection with the implementation of the reverse split and all calculations that would result in the issuance of fewer than 100 shares of Common Stock to such a stockholder shall be rounded up to 100 shares.

(b) Five Million (5,000,000) shares of the Corporation's authorized capital stock shall be denominated as Preferred Stock, par value of $.01 per share. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of Preferred Stock may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series of Preferred Stock.

Dated March 24, 1999.

                                            By:/s/ Sally A. Fonner
                                            ------------------------------
                                               Sally A. Former,
                                               President and Sole Director

                      CERTIFICATE OF POWERS, DESIGNATIONS,
                          PREFERENCES AND RIGHTS OF THE
                           CONVERTIBLE PREFERRED STOCK
                            PAR VALUE $0.01 PER SHARE
                                       OF
                                eNote.Com, Inc.

      eNote.Com, Inc., a corporation organized and existing under the laws and State of Delaware (the "Corporation"), hereby certifies that the Sole Director of the Corporation by written consent dated March 24, 1999 duly adopted the following resolutions:

      WHEREAS, the Sole Director of the Corporation is authorized, within the limitations and restrictions set forth in the Certificate of Incorporation of the Corporation ("Certificate of Incorporation"), to fix by resolution or resolutions the designation of each series of preferred stock, $0.01 par value per share ("Preferred Stock"), the number of shares constituting such series and the relative rights, preferences and limitations thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware;

      WHEREAS, it is the desire of the Sole Director of the Corporation to authorize a series of Preferred Stock to be designated "Convertible Preferred Stock" and the number of shares constituting such series.

      NOW, THEREFORE, BE IT RESOLVED that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation there is created a series of Preferred Stock consisting of Five Million (5,000,000) shares of Convertible Preferred Stock, par value $0.01 per share.

      1. Designation and Number of Shares. The designation of such series of Preferred Stock, par value $0.01 per share, authorized by this resolution shall be Convertible Preferred Stock (the "Preferred Stock"). The maximum number of shares of the Preferred Stock shall be Five Million (5,000,000), which number may be decreased (but not increased) by the Board of Directors without a vote of the stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Preferred Stock and shares of Preferred Stock issuable on exercise of existing options or other rights to purchase Preferred Stock or otherwise acquire shares of Preferred Stock from the Corporation. The Preferred Stock shall have a stated value of $1 per share (the "Issue Price") and shall rank senior to the $0.01 par value common stock ("Common Stock") of the Corporation with respect to the distribution of assets upon liquidation, dissolution or winding up.

      2. Dividends. The holders of Preferred Stock shall not be entitled to any dividend preference but shall instead share ratably with the holders of the Corporation's Common Stock in all dividends that are or may be declared by the Board of Directors at a time when shares of Preferred Stock remain outstanding. For purposes of calculating the dividends, if any, payable to the holders of Preferred Stock, the Corporation shall, as of the record date for the determination of the shareholders entitled to receive such dividend, determine the number of shares of Common Stock that would be issuable if the Preferred Stock had been converted into Common Stock immediately prior to the record date, and then determine the per share dividend payable to holders of Preferred Stock.

      3. Liquidation Preference. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of the Preferred Stock are entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other stock ranking junior to shares of the Preferred Stock as to liquidation, a liquidating distribution as to each share in an amount equal to the Issue Price. If upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to shares of the Preferred Stock are not paid in full, the holders of shares of the Preferred Stock will share ratably in such distribution of assets of the Corporation in proportion to the full respective preferential rights to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Preferred Stock will share proportionally with the holders of shares of Common Stock in any additional distribution of Corporation assets.

      4. Voting Rights. The holders of Preferred Stock shall (a) be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted pursuant to the provisions hereof as of the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of the stockholders is solicited, (b) have voting rights and powers equal to the voting rights and powers of the Common Stock, and (c) be entitled to notice of any stockholders' meeting in accordance with the by-laws of the Corporation. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Except as otherwise provided herein or required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together as a single class and not as separate classes.

     5. Conversion of Preferred Stock. Subject to the following provisions, each share of Preferred Stock shall be convertible at any time after the initial issuance of the Preferred Stock into one share of Common Stock:

      (a) No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock and in lieu thereof, the holder shall be paid cash for the value of the fractional Share, based upon the last reported sale price of one share of Common Stock on the business day immediately preceding the date of conversion. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed for each Share to be converted, at the office of the Corporation or of any transfer agent for the Corporation and he shall give at least three (3) business days prior written notice to the Corporation at such office that he elects to convert the same, and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock, to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Shares, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Except as set forth in this Section 5, such conversion shall be deemed to have been made immediately prior to the close of business on the day of the delivery of the certificate for the Preferred Stock and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares of Preferred Stock represented by a certificate so surrendered for conversion, the Corporation shall issue and deliver to the holder a new certificate representing the number of unconverted Shares.

            In the case of any share of Preferred Stock which is converted at a time when any dividend on the Preferred Stock has been declared but not paid, such dividend shall be payable on the date of conversion and shall not be convertible as otherwise provided herein.

            If more than one certificate representing shares of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock represented by such certificates, or the specified portions thereof to be converted, so surrendered.

      (b) Adjustments to Conversion Ratio.

            (i) Stock Splits and Subdivisions. If, after the date of the first issuance of shares of Preferred Stock, the Corporation issues additional shares of Common Stock, by reason of a split in the number of outstanding shares of Common Stock into a greater number of shares of Common Stock or by reason of a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, the Conversion Ratio in effect immediately prior to such split or subdivision shall, currently with the effectiveness of such split or subdivision, be proportionately increased.

            (ii) Adjustments for Combinations or Consolidation of Common Stock. In the event that the outstanding shares of Common Stock are combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of Common Stock, the Conversion Ratio in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

            (iii) Adjustments for Merger or Reorganization, etc. In the case of any merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation into another corporation in which the shareholders of the Corporation are to receive cash, securities or other consideration for their shares, each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such merger or conveyance would have been entitled upon such merger or conveyance.

            (iv) Adjustments for Unauthorized Stock Issuances. In the event that the Corporation shall, subsequent to the date hereof and at any time prior to the completion of an underwritten secondary offering of Common Stock which has been registered under the Securities Act of 1933, as amended, effect a sale of Common Stock, securities convertible into common stock, or rights to purchase Common Stock which has not been expressly approved in writing by a majority in interest of the holders of Preferred Stock or their elected representatives, then the number of shares of Common Stock issuable upon conversion of the Preferred Stock after the date of such unauthorized issuance shall be determined by (a) dividing the number of shares of Common Stock outstanding after such issuance (assuming full exercise of any and all conversion rights associated therewith) by the number of shares of Common Stock outstanding immediately before such issuance, and (b) multiplying the product so calculated by the Conversion Ratio in effect immediately before such issuance.

            (v) Conversion Price Adjustment Cap. Notwithstanding the foregoing provisions, no adjustment in the Conversion Price will be made until all accumulated adjustments to the Conversion Price are equal to 1% or more of the Conversion Price immediately preceding the date of the most recent prior adjustment. Any adjustments to the Conversion Price not made effective shall be carried forward and added to the next adjustment to the Conversion Price.

            (vi) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
          Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price in effect, and (iii) the number of shares of Common Stock and Warrants, if any, which would be received by the holder upon conversion of shares of Preferred stock.

      (c) The Corporation shall pay any and all documentary stamp and other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock.

      (d) The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the shares of Preferred Stock.

      (e) All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

      (f) Upon conversion of any shares of Preferred Stock into Common Stock, said converted shares shall not thereafter be reissued by the Corporation as shares of Preferred Stock but shall instead be restored to the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series.

      6. Automatic Conversion Preferred Stock. If, at any time after the first issuance of the Preferred Stock, the Corporation successfully completes and closes on an underwritten secondary offering of Common Stock which has been (a) approved in writing by a majority in interest of the holders of Preferred Stock or their elected representatives, and (b) registered under the Securities Act of 1933, as amended, all shares of Preferred Stock then outstanding shall immediately and automatically without further notice be converted into shares of Common Stock with the same effect and the same result as if an optional conversion occurred as described in Section 5.

      7. Registration Rights.

      (a) If at any time or times after the date hereof, the Corporation determines to file a registration statement under the Securities Act relating to a proposed sale to the public by the Corporation of shares of Common Stock (but excluding registrations on Form S-4 or Form S-8 or similar forms hereafter in effect), the Corporation shall:

            (i) promptly give to each holder of Preferred Stock a written notice thereof (which will include a list of the jurisdictions in which the Corporation intends to attempt to qualify such securities under the applicable blue sky or other state securities laws, the proposed offering price, and the plan of distribution);

            (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Common Stock specified in a written notice to the Corporation by any holder of Preferred Stock; and

            (iii) use its best efforts to cause the managing underwriter or underwriters of such proposed underwritten offering to permit the
          Common Stock requested to be included in the Registration Statement for such offering to be included on the same terms and conditions as any similar securities of the Corporation included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the holders of Preferred Stock that marketing considerations require a limitation in the number of shares of Common Stock offered pursuant to any Registration Statement filed under this Section, then, subject to the advice of said managing underwriter or underwriters as to the size and composition of the offering, such limitation shall be imposed ratably among the holders of Preferred Stock requesting registration.

      (b) The Corporation hereby agrees that upon the written request of a holder or holders of 50% or more of the aggregate number of Shares, which have been or could be issued or are issuable upon conversion of the Preferred Stock, it will use its best efforts to effect the registration under the Act of any such shares; provided, however, that such request shall not be made until 180 days after the effective date of any registration statement for a public offering of securities by the Corporation where the holder was afforded an opportunity to sell shares of Preferred Stock pursuant to the Piggy-back Registration rights set forth in sub-paragraph (a) of this
      Section 7. Such registration is herein sometimes referred to as the "Demand Registration." In connection with such Demand Registration, the Corporation will give written notice (a "Notice of Registration") to all of the holders, of its intent to effect the Demand Registration under the Act of the Shares. The holders shall then provide the Corporation, within 15 days after the giving of the Notice of Registration, a written response which shall specify the number of Shares to be registered and the intended method of disposition thereof. The Corporation shall not be required to effect more than two Demand Registrations under this Section 8. It is understood and agreed that the Corporation's obligation to register the Shares hereunder may be fulfilled by either a Corporation-sponsored "shelf" registration or through an underwritten public offering and that if participation in either one of such types of registration is offered to the holders, and that if a holder shall be offered the ability to, and shall decline to participate in such Registration, such offer and declination shall be deemed to constitute a waiver of one of the two registration rights granted hereunder.

      (c) All references to Preferred Stock in this Section 7 shall include the shares of Common Stock and other securities issued or issuable upon conversion thereof or with respect thereto.

     8. Status of Reacquired Shares of Preferred Stock. Shares of Preferred Stock issued and reacquired by the Corporation (including shares of Preferred Stock which have been converted into shares of Common Stock) shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, subject to later issuance.

     9. Fractional Shares. In the event the holder of Preferred Stock shall be entitled to receive a fractional interest in a share of Preferred Stock or a fractional interest in a share of Common Stock, except as otherwise provided herein, the Corporation shall deliver cash in the amount of the fair market value of such fractional interest.

     10. Preemptive Rights. The holders of Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation unless such rights are granted to holders of Common Stock.

     11. Notices. Any notice required by the provisions of the foregoing paragraphs to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     12. Amendments. Upon receiving the consent of the holders of at least two-thirds of the Preferred Stock then outstanding, the Corporation may amend or modify any of the foregoing rights, privileges and preferences with respect to the shares of Preferred Stock.

     THE UNDERSIGNED President and Secretary of eNote.Com, Inc., hereby make this certificate, declaring and certifying that this is the duly authorized act and deed of the Corporation and the facts herein stated are true, and accordingly have hereunto set their hand this 5th day of April, 1999.

eNote.Com, Inc.
a Delaware corporation

By: /s/ Sally A. Fonner                           /s/ Sally A. Fonner
--------------------------                        --------------------------
Sally A. Fonner, President                        Secretary

                          CERTIFICATE OF CORRECTION OF
                            CERTIFICATE OF RENEWAL OF
                            WEBCOR ELECTRONICS, INC.


               WEBCOR ELECTRONICS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

               DOES HEREBY CERTIFY:

               1.     The name of the corporation is WEBCOR ELECTRONICS, INC.

               2. A Certificate of Renewal (the "Certificate of Renewal") was filed with the Secretary of State of the State of Delaware on December 26, 1996, which contains an inaccurate record of the corporate action taken therein, and said Certificate of Renewal requires correction as permitted by subsection
(f) of Section 103 of the General Corporation Law of the State of Delaware.

               3. The Certificate of Renewal incorrectly states that the Certificate of Renewal was filed by authority of the duly elected directors of the Corporation in accordance with the laws of the State of Delaware, when in fact the filing had not been so authorized because there were no officers or directors available.

               4. The Certificate of Renewal is therefore null and void and of no effect.

               WEBCOR   ELECTRONICS,   INC.  has  caused  this   Certificate  of
Correction to be signed by its sole director (there being no authorized officers of the corporation available) as of the 30th day of March, 1999.


                                                   WEBCOR ELECTRONICS, INC.



                                                   By: /s/ Sally A. Fonner
                                                      -----------------------
                                                   Name:  Sally A. Fonner
                                                   Title: Sole Director

                           CERTIFICATE FOR RESTORATION

               RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

                             Pursuant to Section 312
                         of the General Corporation Law
                            of the State of Delaware

               WEBCOR ELECTRONICS, INC., a Delaware corporation (the "Corporation"), the certificate of incorporation of which was filed in the office of the Secretary of State on the 3rd day of December, 1971 and thereafter voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its certificate of incorporation, and hereby certifies as follows:

               1.     The   existing   name  of  the   Corporation   is   WEBCOR
ELECTRONICS, INC. which is the name the Corporation bore when its certificate of incorporation expired.

               2. The registered office of the Corporation in the State of Delaware is located in Sussex County at 25 Greystone Manor, Lewes, Delaware 19958. The name of the registered agent of the Corporation is Harvard Business Services, Inc.

               3.     The   renewal   and   revival   of  the   certificate   of
incorporation of the Corporation is to be perpetual.

               4. The Corporation was duly organized under the laws of the State of Delaware and carried on the business authorized by its certificate of incorporation until the 1st day of March A.D. 1991, at which time its certificate of incorporation became inoperative and void for non-payment of taxes. This certificate for renewal and revival is filed by authority of the duly elected directors of the Corporation in accordance with the laws of the State of Delaware, which directors were elected in the manner provided in
Section 312(b) of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, the Corporation has caused this Certificate for Restoration, Renewal and Revival of the Certificate of Incorporation to be executed by its sole director (there being no authorized officers of the Corporation available) as of the 30th day of March, 1999.



                                                    By: /s/ Sally A. Fonner
                                                       -----------------------
                                                    Name:  Sally A. Fonner
                                                    Title: Sole Director

                                    CORRECTED
                           CERTIFICATE OF AMENDMENT OF
                                 ENOTE.COM INC.

               eNOTE.COM Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

               DOES HEREBY CERTIFY:

               1.     The name of the corporation is eNOTE.COM Inc.

               2. A Certificate of Amendment (the "Certificate of Amendment") was filed with the Secretary of State of the State of Delaware on March 31, 1999 under the previous name of the corporation, WEBCOR ELECTRONICS, INC. which contains an inaccurate record of the corporate action taken therein, and said Certificate of Amendment requires correction as permitted by subsection
(f) of Section 103 of the General Corporation Law of the State of Delaware.

               3. The Certificate of Amendment incorrectly states that the amendments set forth therein were approved by the stockholders of the corporation, when in fact the amendment to the name of the corporation had not been so approved by the stockholders and the reverse stock split referenced therein had been approved by the stockholders at a 12 to 1 ratio rather than at a 6.75 to 1 ratio.

               4. The Certificate of Amendment is therefore amended to read in its corrected form as follows:

                                AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                             WEBCOR ELECTRONICS, INC

                    Webcor  Electronics,   Inc.  (The  "Corporation"),
               pursuant to the requirements of the General Corporation Law of the State of Delaware, as amended ("GCLD"), hereby certifies:

                    1. The amendment to the Certificate of Incorporation set forth herein was duly adopted in accordance with Section 242 of the GCLD by resolution of the Corporation's Board of Directors, submitted to the Corporation's stockholders for their approval, and approved by a majority vote of the Corporation's stockholders at a meeting called, noticed and held on the 19th day of June, 1998 and finalized on March 23, 1999 after several adjournments of less than 30 days each.

                    2. The number of shares of the Corporation outstanding at the time of such adoption and the number of shares entitled to vote thereon was THREE MILLION, FOUR HUNDRED , SEVENTY-SIX THOUSAND THREE HUNDRED SEVENTY (3,476,370) shares of common stock (the "Common Stock"). The holders of ONE MILLION, SEVEN HUNDRED EIGHTY-FIVE THOUSAND, SIX HUNDRED THIRTY-ONE (1,785,631) shares of Common Stock were present at the meeting in person or by proxy and each of the amendments set forth herein was approved the holders of a majority of the Corporation's issued and outstanding shares of Common Stock.

                    3.   The   effective   date   and   time   of  the
               Certification of Amendment shall be 5 p.m. EST on April
               2, 1999.

                    4.   Article   Fourth   of  the   Certificate   of
               Incorporation   is  hereby  amended  to  read  in  this
               entirety as follows:

                                 ARTICLE FOURTH
                               AUTHORIZED CAPITAL

                         The  Corporation  shall be authorized to
                    issue a total of Thirty Million  (30,000,000)
                    shares  of  capital   stock  which  shall  be
                    subdivided into classes as follows:

                         (a)  Twenty-five  Million   (25,000,000)
                    shares of the Corporation's capital stock shall be denominated as Common Stock, have a par value of $.01 per share, and have the rights, power and preferences set forth in this paragraph. The Holders of Common Stock shall share ratably, with all other classes of common equity, in any dividend that may, from time to time, be declared by the Board of Directors. No dividends may be paid with respect to Corporation's Common Stock, however, until dividend distribution to the holders of Preferred Stock, if any, have been paid in accordance with the certificate or certificates of designation relating to such Preferred Stock. The holders of Common Stock shall share ratably, with all other classes of common equity, in any assets of the Corporation that are available for distribution to the holders of common equity securities of the Corporation upon dissolution or liquidation of the Corporation. The holders of Common Stock shall be entitled to cast one vote per share on all matters that are submitted for a vote of the stockholders. Effective at 5:00 p.m. EST on April 2, 1999, and without any further action by the holders of Common Stock of the Corporation, the THREE MILLION, FOUR HUNDRED SEVENTY-SIX THOUSAND THREE HUNDRED SEVENTY (3,476,370) issued and outstanding shares of the Corporation's Common Stock shall consolidated or "reverse split" in the ratio of one (1) new share for every twelve (12) shares currently held by a stockholder. No fractional shares shall be issued in connection with the reverse split and all calculations that would result in the issuance of a fractional share shall be rounded up to the nearest whole number. In addition, no stockholder who was the owner of at least 100 shares on the effective date of this Amendment shall receive fewer than 100 shares of the $.01 par value Common Stock of the Corporation in connection with the implementation of the reverse split and all calculation that would result in the issuance of fewer than 100 shares of Common Stock to such a stockholder shall be rounded up to 100 shares.

                         (b) Five Million  (5,000,000)  shares of
                    the Corporation's authorized capital stock shall be determined ad Preferred Stock, par value of $.01 per share. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of Preferred Stock may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series of Preferred Stock.

                                    * * * * *

               eNOTE.COM Inc. has caused this Corrected Certificate of Amendment to be signed by its authorized officer this 3rd day of September, 1999.


                                    ENOTE.COM INC.


                                    By: /s/ Sally fonner
                                    ------------------------------
                                    Name:  Sally Fomer
                                    Title: Chief Executive Officer

                       CERTIFICATE OF OWNERSHIP AND MERGER

                            MERGING ENOTE MERGER INC.

                          INTO WEBCOR ELECTRONICS, INC.

                     (Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware)

              WEBCOR ELECTRONICS, INC., a Delaware corporation (the "Corporation"), does hereby certify:

                      FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware,

                      SECOND:  That the  Corporation  owns  all the  outstanding
        shares  of  the  capital   stock  of  ENOTE   MERGER  INC.,  a  Delaware
        corporation.

                      THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on September 1, 1999, determined to merge ENOTE MERGER INC. into itself on the terms and conditions set forth in such resolutions:

                    RESOLVED,  that  effective  upon the  filing of an
               appropriate Certificate of Ownership and Merger containing these resolutions with the Secretary of State of the State of Delaware, ENOTE MERGER INC., a wholly-owned subsidiary of the Corporation, shall be merged with and into the Corporation , with the Corporation to be the surviving corporation of the merger;

                    FURTHER  RESOLVED,  that at the effective  time of
               the merger the issued and outstanding shares of the capital stock of ENOTE MERGER INC. shall be canceled, and no consideration shall be issued in exchange therefor.

                    FURTHER  RESOLVED,  that  pursuant  to  and at the
               effective time of the aforesaid merger, the name of the Corporation shall be changed to "eNote.com Inc." by deleting Article First of the Certificate of Incorporation of the Corporation and inserting in lieu thereof a new Article First to read as follows:

                         FIRST:   The  name  of  the  corporation
                    (hereinafter called the "corporation ") is eNote.com Inc.

                    FURTHER RESOLVED, that the Chief Executive Officer
               and the Secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of these resolutions and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware.

               IN WITNESS WHEREOF, said Webcor Electronics, Inc. has cause this Certificate to be signed by Sally Fonner, its Chief Executive Officer, this 3rd day of September 1999.


                                            WEBCOR ELECTRONICS, INC.



                                            By: /s/ Sally Fonner
                                            --------------------------
                                            Sally Fonner
                                            Chief Executive Officer

                  CORRECTED CERTIFICATE OF OWNERSHIP AND MERGER

                            MERGING ENOTE MERGER INC.

                          INTO WEBCOR ELECTRONIC, INC.

        eNOTE.COM Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

        DOES HEREBY CERTIFY:

        1. The name of the corporation is eNOTE.COM INC.

        2. A Certificate of Ownership and Merger ( the "Merger") was filed with the Secretary of State of the State of Delaware on September 3, 1999 which contains an inaccurate record of the corporation action taken therein, and said Merger requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

        3. The Merger incorrectly states that the adoption date of the resolution of the Board of Directors was September 1, 1999 and reference is incorrectly made in the resolution to a Secretary.

        4. The Merger is therefore amended to read in its corrected form as follows:

                       CERTIFICATE OF OWNERSHIP AND MERGER

                            MERGING ENOTE MERGER INC.

                          INTO WEBCOR ELECTRONICS, INC.

                     (Pursuant to Section 253 of the General
                    Corporation law of the State of Delaware)

               WEBCOR   ELECTRONICS,   INC.,   a   Delaware   corporation   (the
"Corporation"), does hereby certify:

               FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

               SECOND: That the Corporation owns all of the outstanding shares of the capital stock of ENOTE MERGER INC., a Delaware corporation.

               THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on September 3, 1999, determined to merge ENOTE MERGER INC. into itself on the terms and condition set forth in such resolutions:

                    RESOLVED,  that  effective  upon the  filing of an
               appropriate Certificate of Ownership and Merger containing these resolutions with the Secretary of State of the State of Delaware, ENOTE MERGER INC., a wholly-owned subsidiary of the Corporation, shall be merged with and into the Corporation, with the Corporation to be the surviving corporation of the merger;

                    FURTHER  RESOLVED,  that at the effective  time of
               the merger the issued and outstanding shares of the capital stock of ENOTE MERGER INC. shall be canceled, and no consideration shall be issued in exchange therefor.

                    FURTHER  RESOLVED,  that  pursuant  to  and at the
               effective time of the aforesaid merger, the name of the Corporation shall be changed to "eNote.com Inc." by deleting Article First of the Certificate of Incorporation of the Corporation and inserting in lieu thereof a new Article First to read as follows:

                         FIRST:   The  name  of  the  corporation
                    (hereinafter called the "corporation ") is eNote.com Inc.

                    FURTHER RESOLVED, that the Chief Executive Officer
               of this Corporation be and is hereby directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of these resolutions and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware.

               IN WITNESS WHEREOF, said Webcor Electronics, Inc. has cause this Certificate to be signed by Sally Fonner, its Chief Executive Officer, this 3rd day of September, 1999.


                                            WEBCOR ELECTRONICS, INC.



                                            By: /s/ Sally Fonner
                                               ------------------------
                                               Sally Fonner
                                               Chief Executive Officer